Exhibit 4.1

EXECUTION VERSION

LANTHEUS MEDICAL IMAGING, INC.,

as Issuer,

GUARANTORS NAMED HEREIN,

as Guarantors,

and

WILMINGTON TRUST FSB,

as Trustee

INDENTURE

Dated as of May 10, 2010

9.750% Senior Notes due 2017

Lantheus Medical Imaging, Inc.

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of May 10, 2010*

Trust Indenture Act Section		Indenture Section

§ 310	(a)(1)	6.08
	(a)(2)	6.08
	(a)(5)	6.08
	(b)	6.05, 6.09
§ 311		1.01, 6.05
§ 312	(a)	7.01, 7.02
	(b)	7.02
	(c)	7.02
§ 313	(a)	7.03
	(b)(1)	7.01
	(b)(2)	7.01
	(c)(1)	6.02, 7.01, 7.03
	(c)(2)	6.02, 7.01, 7.03
§ 314	(a)	1.02, 1.05, 1.06, 10.08
	(a)(4)	10.07
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	N/A
	(e)	1.02
	(f)	N/A
§ 315	(a)	5.12, 6.01, 6.03
	(b)	1.06, 5.12, 6.02
	(c)	5.12, 6.01, 6.03
	(d)	5.12, 6.01, 6.03
	(e)	5.12, 6.03
§ 316(a)(last sentence)		1.01, 1.04(d)
	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(b)	5.08
	(c)	1.04(d)
§ 317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§ 318	(a)	1.11

* This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS(1)

(1) This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

i

		Page

Section 11.07	Notes Payable on Redemption Date	101
Section 11.08	Notes Redeemed in Part	101

ARTICLE 12
GUARANTEES

Section 12.01	Guarantees	101
Section 12.02	Severability	103
Section 12.03	Restricted Subsidiaries	103
Section 12.04	Ranking of Guarantee	103
Section 12.05	Limitation of Guarantors’ Liability	103
Section 12.06	Contribution	104
Section 12.07	Subrogation	104
Section 12.08	Reinstatement	104
Section 12.09	Release of a Guarantor	104
Section 12.10	Benefits Acknowledged	105

ARTICLE 13
DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01	Issuer’s Option To Effect Legal Defeasance or Covenant Defeasance	105
Section 13.02	Legal Defeasance and Discharge	105
Section 13.03	Covenant Defeasance	106
Section 13.04	Conditions to Legal Defeasance or Covenant Defeasance	106
Section 13.05	Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions	107
Section 13.06	Reinstatement	108

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT A-1	Form of Temporary Regulation S Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Exchange
EXHIBIT D	Form of Certificate from Acquiring Investor
EXHIBIT E	Form of Supplemental Indenture
EXHIBIT F	Form of Incumbency Certificate

INDENTURE, dated as of May 10, 2010 (this “Indenture”), among LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (the “Issuer”), having its principal office at 331 North Treble Cove Road, Building 600, North Billerica, Massachusetts, LANTHEUS MI INTERMEDIATE, INC., a Delaware corporation (“Parent”), certain of the Issuer’s Subsidiaries, each named in the signature pages hereto (Parent and each such Subsidiary, a “Guarantor” and, collectively, the “Guarantors”), and WILMINGTON TRUST FSB, a federal savings bank, as trustee for the Holders of the Notes (as defined herein) (in such capacity, the “Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 9.750% Senior Notes due 2017 issued on the date hereof (the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture. As used herein, “Notes” shall include any Additional Notes that are issued pursuant to this Indenture unless the context otherwise requires.

Each Guarantor has duly authorized its Guarantee of the Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with their and its terms.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.01                                Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)                                 all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(d)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)                                  “or” is not exclusive;

(f)                                    “including” means including without limitation;

(g)                                 unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(h)                                 secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and

(i)                                     Indebtedness that is not guaranteed shall not be deemed to be subordinate or junior to Indebtedness that is guaranteed merely because of such guarantee.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04 of this Indenture.

“Additional Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Additional Notes” has the meaning set forth in Section 3.13.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” and “controlled by”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 10.12 of this Indenture.

“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“Annualized EBITDA” means, with respect to any Person, the product of (x) the EBITDA of such Person from the most recently ended two fiscal quarters for which internal financial statements are available, times (y) two.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)                                  1.0% of the principal amount of the Note on such Redemption Date; or

(2)                                  the excess (if any) of:

(A)                              the present value at such Redemption Date of (i) the Redemption Price of the Note at May 15, 2014 (such Redemption Price being set forth in the table appearing in Section 11.01), plus (ii) all required interest payments due on the Note through May 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(B)                                the principal amount of the Note on such Redemption Date, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means

(1)                                  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2)                                  the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.10), in each case, other than:

(A)                              a disposition of Cash Equivalents, Investment Grade Securities or obsolete, damaged or worn out equipment or other assets (including leaseholds) in the ordinary course of business or a disposition of inventory or goods held for sale in the ordinary course of business;

(B)                                the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under Article 8. or any disposition that constitutes a Change of Control pursuant to this Indenture;

(C)                                the making of any Restricted Payment or Permitted Investment that is permitted to be made under, and is made in accordance with, Section 10.09.

(D)                               any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $5.0 million;

(E)                                 any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(F)                                 to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(G)                                the lease, assignment, sub-lease or license of any real or personal property in the ordinary course of business;

(H)                               any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(I)                                    foreclosures, condemnation or any similar action on assets;

(J)                                   the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind, in each case, in the ordinary course of business;

(K)                               the creation of a Lien in accordance with this Indenture;

(L)                                 any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including, without limitation, sale leasebacks and asset securitizations permitted by this Indenture;

(M)                            dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(N)                               the sale of Permitted Investments (other than sales of Equity Interests of any of the Issuer’s Restricted Subsidiaries) made by the Issuer or any Restricted Subsidiary after the Issue Date, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to the Issuer;

(O)                               the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(P)                                 the abandonment of intellectual property rights in the ordinary course of business, which in the good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; and

(Q)                               the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business.

“Asset Sale Offer” has the meaning specified in Section 10.16 of the Indenture.

“Authenticating Agent” has the meaning specified in Section 6.12 of this Indenture.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, either the board of directors or managing members, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee of such board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and, if required by this Indenture, delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a legal holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a legal holiday, and no interest shall accrue on such payment for the intervening period.

“Capital Stock” means

(1)           in the case of a corporation, corporate stock,

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

(1)           United States dollars,

(2)           pounds sterling,

(3)          (A)  euro, or any national currency of any participating member state in the European Union,

(B)           Canadian dollars,

(C)           Japanese Yen, or

(D)          in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(4)           securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government, with maturities of 12 months or less from the date of acquisition,

(5)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million,

(6)           repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)           commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof,

(8)           investment funds investing 90% of their assets in securities of the types described in clauses (1) through (7) above,

(9)           readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(10)         Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition, and

(11)         in the case of any Foreign Subsidiary that is a Restricted Subsidiary, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof).

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any Permitted Holder;

(2)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than any Permitted Holder, in the aggregate, beneficially owns (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; provided that this clause (2) will not apply to the acquisition of the Issuer by one or more direct or indirect holding companies with no other material assets or operations, the Voting Stock of which is beneficially owned, immediately after such acquisition, by the Persons who beneficially owned the Voting Stock of the Issuer immediately prior to such acquisition (and in substantially the same proportions);

(3)           the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer; or

(4)           the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Change of Control Offer” has the meaning specified in Section 10.15 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 10.15 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 10.15 of this Indenture.

“Clearstream” means Clearstream Banking, Société Anonyme, and its successors.

“Commission” means the Securities and Exchange Commission.

“consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

“Consolidated Annualized Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries, less the amount of any cash and Cash Equivalents in excess of restricted cash that would be stated on the balance sheet of the Issuer and its Restricted Subsidiaries as of such date of determination to (2) the Issuer’s Annualized EBITDA, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Annualized EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees and amortization in relation to terminated Hedging Obligations, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness (other than the Notes) at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Accounting Standards Codification 815), the interest component of Capitalized Lease Obligations, all commissions, discounts and other fees and changes owed with respect to letters of credit and bankers acceptances and net payments, if any, pursuant to interest rate Hedging

Obligations, and excluding amortization of deferred financing fees and any interest and penalties on tax reserves to the extent such Person has elected to treat such interest as interest expense under Financial Accounting Standards Board Accounting Standards Codification 740-10), plus

(2)           consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(3)           interest income of such Person and its Restricted Subsidiaries for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that:

(4)           any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to the transactions described in the Offering Memorandum, severance, relocation, and new product introductions) shall be excluded;

(5)           the cumulative effect of a change in accounting principles during such period shall be excluded;

(6)           any net after-tax income or loss from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(7)           any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer, shall be excluded;

(8)           the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(9)           solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of Section 10.09, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(10)         the effects of adjustments resulting from the application of purchase accounting (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

(11)         any net after-tax income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(12)         any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP, shall be excluded;

(13)         any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded; and

(14)         any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 10.09 only (other than clause (c)(4) of the first paragraph in Section 10.09), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (c)(4) of the first paragraph in Section 10.09.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on assets of the Issuer and its Restricted Securities less the amount of any cash and Cash Equivalents in excess of restricted cash that would be stated on the balance sheet of the Issuer and its Restricted Subsidiaries as of such date of determination, to (2) the Issuer’s EBITDA for such period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis and the aggregate amount of all outstanding Disqualified Stock of the Issuer and all preferred stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair

Market Value of such Disqualified Stock or preferred stock, such Fair Market Value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)           to advance or supply funds

(A)          for the purchase or payment of any such primary obligation or

(B)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(4)           was a member of such Board of Directors on the date of this Indenture; or

(5)           was nominated for election or elected to such Board of Directors with the approval of the Sponsor or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Wilmington Trust FSB, Corporate Capital Markets, Corporate Capital Markets 246 Goose Lane, Suite 105 Guilford, Connecticut 06437, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 13.03 of this Indenture.

“Credit Agreement” means the senior secured revolving credit facility to be executed in connection with the initial offering of the Notes as described in the Offering Memorandum.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or other financing arrangements (including, without limitation, commercial paper facilities, receivables facilities or indentures) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long-term indebtedness, including any Notes, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner

(whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07 of this Indenture.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.11 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company (“DTC”), its nominees and their respective successors.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by a senior vice president or the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means preferred stock of the Issuer, any of its Restricted Subsidiaries or any direct or indirect parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to the Issuer or any of its Restricted Subsidiaries or an employee stock ownership plan or trust established by the Issuer or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by the principal financial officer of the Issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) in the first paragraph in Section 10.09.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable or is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock in the event of a change of control or asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Indenture.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

(1)                                  provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income; plus

(2)                                  Consolidated Interest Expense (and other components of Fixed Charges to the extent changes in GAAP after the Issue Date result in such components reducing Consolidated Net Income) of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income; plus

(3)                                  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income; plus

(4)                                  any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and the Credit Agreement and any amendment or other modification of the Notes or the Credit Agreement, and deducted in computing Consolidated Net Income; plus

(5)                                  the amount of any restructuring charges, integration costs or other business optimization expenses and reserves deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date; plus

(6)                                  any other non-cash charges, including any write offs or write downs of assets, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(7)                                  the amount of any non-controlling interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

(8)                                  the amount of management, monitoring, consulting and advisory fees and related expenses paid to Sponsor or any of its Affiliates, to the extent otherwise permitted under Section 10.12 and deducted (and not added back) in such period in computing Consolidated Net Income of such Person; plus

(9)                                  any net loss from disposed or discontinued operations, to the extent deducted in computing Consolidated Net Income of such Person; less

(10)                            (a) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, potential cash charges that reduced EBITDA in any prior period, (b) any net income from disposed or discontinued operations to the extent included in computing Consolidated Net Income of such Person and (c) the amount of any non-controlling interest income included in computing Consolidated Net Income (less the amount of any cash dividends received by the Issuer or any of its Restricted Subsidiaries on such minority interest).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Issuer or any of its direct or indirect parents (excluding Disqualified Stock), other than

(1)                                  public offerings with respect to the Issuer’s or any direct or indirect parent’s common stock registered on Form S-8;

(2)                                  any such public or private sale that constitutes an Excluded Contribution; and

(3)                                  any sales to the Issuer or any of its Subsidiaries.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 5.01 of this Indenture.

“Excess Proceeds” has the meaning specified in Section 10.16 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from:

(1)                                  contributions to its common equity capital; and

(2)                                  the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by a senior vice president or the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph of Section 10.09.

“Existing Indebtedness” means Indebtedness of the Issuer or any of its Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer of the Issuer or the Restricted Subsidiary with respect to valuations not in excess of $10.0 million or determined in good faith by the Board of Directors of the Issuer or the Restricted Subsidiary with respect to valuations equal to or in excess of $10.0 million, as applicable, which determination will be conclusive (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems, retires or extinguishes any Indebtedness (other than reductions in amounts outstanding under revolving facilities unless accompanied by a corresponding termination of commitment) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneous with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made (or committed to be made pursuant to a definitive agreement) by the Issuer or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions, regardless of whether these cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(1)                                  Consolidated Interest Expense,

(2)                                  all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or any Refunding Capital Stock of such Person, and

(3)                                  all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Funding Guarantor” has the meaning specified in Section 12.06 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.03 hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 3.11(b)(4), 3.11(b)(4) or 3.11(d)(2) hereof.

“Government Securities” means securities that are

(1)                                  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)                                  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture Obligations.

“Guarantors” means Parent and any Subsidiary of Parent that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under

(1)                                  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)                                  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a holder of the Notes.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will initially be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“incur” has the meaning specified in Section 10.10 of this Indenture.

“incurrence” has the meaning specified in Section 10.10 of this Indenture.

“Indebtedness” means, with respect to any Person,

(1)                                  any indebtedness (including principal and premium) of such Person, whether or not contingent

(A)                              in respect of borrowed money,

(B)                                evidenced by bonds, notes, debentures or similar instruments,

(C)                                representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP,

(D)                               letters of credit or bankers’ acceptances (or without double counting, reimbursement agreements in respect thereof) (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) (a) or (b) or (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person or a demand for reimbursement), or

(E)                                 representing any Hedging Obligations

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(2)                                  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(3)                                  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person.

For the avoidance of doubt, (a) customer advances made in the ordinary course of business and (b) obligations that constitute Contingent Obligations in accordance with the definition thereof shall not constitute “Indebtedness” of any Person.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Jefferies & Company, Inc., BMO Capital Markets Corp. and Natixis Bleichroeder LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Securities” means marketable securities of a Person (other than the Issuer or its Restricted Subsidiaries, an Affiliate of joint venture of the Issuer or any Restricted Subsidiary), acquired by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, deposits, commission, travel, moving, payroll and similar advances to officers, directors and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 10.09:

(1)                                  “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(A)                              the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(B)                                the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issue Date” means May 10, 2010.

“Issuer” means Lantheus Medical Imaging, Inc., a Delaware corporation, as named in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any Officer and delivered to the Trustee.

“Legal Defeasance” has the meaning specified in Section 13.02 of this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means the agreement between the Sponsor and the Issuer pursuant to which the Sponsor provides the Issuer with certain management, consulting, financial planning and other services, and the Issuer pays the Sponsor an annual fee for these services.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of any payments required to be made to any Person holding a Lien on the assets subject to such Asset Sale, the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.05.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Notes and any Additional Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated May 4, 2010 relating to the initial offering of the Notes.

“Officer” means the Chairman of the Board of Directors, the President, chief executive officer, chief financial officer, any Executive Vice President, Senior Vice President, Vice President, the Treasurer, the Assistant Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means, with respect to any Person, a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be counsel for such Person, including an employee of such Person or any Subsidiary of such Person.

“Other Pari Passu Obligations” means any Additional Notes and any other Indebtedness ranking pari passu in right of payment with the Notes.

“Outstanding Notes” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)                                  Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                  Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)                                  Notes, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Issuer has effected Legal Defeasance and/or Covenant Defeasance as provided in Article 13; and

(4)                                  Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding Notes, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parent” means Lantheus MI Intermediate, Inc., a Delaware corporation, as named in the first paragraph of this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” means any Person (including the Issuer or any Guarantor of the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.16.

“Permitted Holder” means (i) the Sponsor, (ii) any limited partner of the Sponsor and (iii) the members of management of the Issuer, any direct or indirect parent of the Issuer and its subsidiaries who are investors, directly or indirectly, in the Issuer or any of its direct or indirect parent companies and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means

(1)                                  any Investment in the Issuer or any Restricted Subsidiary;

(2)                                  any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3)                                  any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment:

(A)                              such Person becomes a Restricted Subsidiary, or

(B)                                such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, amalgamation or transfer;

(4)                                  any Investment in securities or other assets not constituting cash or Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.16 or any other disposition of assets not constituting an Asset Sale;

(5)                                  any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date;

(6)                                  advances to (or guarantees of loans to) employees in the ordinary course of business or consistent with past practices;

(7)                                  any Investment acquired by the Issuer or any Restricted Subsidiary:

(A)                              in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable; or

(B)                                as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)                                  Hedging Obligations permitted under clause (10) of the second paragraph of Section 10.10;

(9)                                  loans to (or guarantees of loans of) officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(10)                            Investments the payment for which consists of Equity Interests of the Issuer, or any of its direct or indirect parents (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under Section 10.09;

(11)                            guarantees of Indebtedness permitted under Section 10.10;

(12)                            Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(13)                            additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $30.0 million or (y) 6% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14)                            additional Investments in any Unrestricted Subsidiary having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $5.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(15)                            any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(16)                            endorsements for collection or deposit in the ordinary course of business;

(17)                            repurchases of the Notes and Other Pari Passu Obligations; and

(18)                            any Investment in a Person (other than the Issuer or a Restricted Subsidiary) pursuant to the terms of any agreements in effect on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded (after giving effect to write-downs or write-offs with respect to such Investment), and is made in the same Person as the Investment replaced, refinanced or refunded; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment in existence on the Issue Date or (y) as otherwise permitted under this Indenture.

“Permitted Liens” means, with respect to any Person:

(1)                                  pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)                                  Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)                                  Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)                                  Liens in favor of issuers of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)                                  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)                                  Liens existing on the Issue Date (other than Liens incurred under the Credit Agreement);

(7)                                  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(8)                                  Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9)                                  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 10.10;

(10)                            Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(11)                            Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)                            leases and subleases of real property granted to others in the ordinary course of business so long as such leases and subleases do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(13)                            Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignment of goods entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14)                            Liens in favor of the Issuer or any Guarantor;

(15)                            Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s client at which such equipment is located;

(16)                            Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (10), and (14); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (10) and (14) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(17)                            other Liens securing obligations which obligations do to exceed $5.0 million at any one time outstanding;

(18)                            Liens to secure Indebtedness of any Foreign Subsidiary permitted by Section 10.10 hereof covering only the assets of such Foreign Subsidiary;

(19)                            Liens securing Indebtedness Incurred pursuant to clause (1) of the second paragraph under Section 10.10;

(20)                            Licenses, sublicenses or any other grants of rights to use, in the ordinary course of business so long as such licenses, sublicenses or rights of use do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(21)                            Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under Section 5.01 so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23)                            Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)                            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)                            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(26)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27)                            Liens securing Indebtedness permitted to be incurred pursuant to clause (4) of the second paragraph under Section 10.10 provided that Liens extend only to the assets so financed, purchased, constructed or improved;

(28)                            Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(29)                            Liens on earnest money deposits of cash or Cash Equivalents in connection with an acquisition of assets or property (including Capital Stock);

(30)                            Liens in favor of customers on cash advances maintained in restricted customer escrow accounts actually received from customers of the Issuer or any Restricted Subsidiary in the ordinary course of business so long as such cash advances were made for the provision of future services by the Issuer or any Restricted Subsidiary; and

(31)                            Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Indebtedness that was permitted by the terms of this Indenture to be incurred; provided, that at the time of such incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such debt is incurred would have been no greater than 0.75 to 1.0.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuer may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Issuer may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” has the meaning specified in Section 2.03 of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the Fair Market Value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

“Record Date” means either a Regular Record Date or a Special Record Date.

“Redemption Date” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Indebtedness” has the meaning specified in Section 10.10 of this Indenture.

“Refunding Capital Stock” has the meaning specified in Section 10.09 of this Indenture.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated May 10, 2010, among the Issuer, the Guarantors and Jefferies & Company, Inc., as representative of the Initial Purchasers.

“Regular Record Date” has the meaning specified in Section 3.01 of this Indenture.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-1 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 10.09 of this Indenture.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the date of this Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Sponsor” means Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and their respective Affiliates (but not including, however, any operating portfolio companies of the foregoing).

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means:

(1)                                  with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)                                  with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(3)                                  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(4)                                  any partnership, joint venture, limited liability company or similar entity of which

(A)                              more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(B)                                such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Issuer” has the meaning specified in Section 8.01 of this Indenture.

“Successor Person” has the meaning specified in Section 8.02 of this Indenture.

“Total Assets” means the total assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Total Assets of Foreign Subsidiaries” means the total assets of the Foreign Subsidiaries of the Issuer, as shown on the most recent balance sheet of such Foreign Subsidiaries for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets of Foreign Subsidiaries is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2014; provided, however, that if the period from the Redemption Date to May 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                  any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below); and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that

(3)                                  any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer,

(4)                                  such designation complies with Section 10.09, and

(5)                                  each of (a) the Subsidiary to be so designated, and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and the Issuer could either (1) incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under Section 10.10 or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President,” when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1)                                  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2)                                  the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02                                Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that (i) in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished and (ii) subject to Section 8.02 hereof, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit E hereto.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.07(a)) shall include:

(1)                                  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03                                Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04                                Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)                                 If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05                                Notices, Etc., to Trustee, Issuer, Any Guarantor and Agent.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                  the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at Wilmington Trust FSB, 246 Goose Lane, Suite 105, Guilford, CT 06437, Attention: Joseph O’Donnell; or

(2)                                  the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Indenture, Attention: Michael Duffy, General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first- class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

Section 1.06                                Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first- class postage prepaid or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07                                Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08                                Successors and Assigns.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.09 hereof.

Section 1.09                                Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10                                Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11                                Governing Law.

This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are referred to herein or are otherwise required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 1.12                                Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Notes Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 1.13                                Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

Section 1.14                                No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note and the related Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 1.15                                Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.16                                Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

Section 1.17                                USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 3.26 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the Agents with such information as they may reasonably request in order to satisfy the requirements of the USA Patriot Act.

Section 1.18                                Waiver of Jury Trial.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.19                                No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer or any Subsidiary of the Issuer, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

ARTICLE 2

NOTE FORMS

Section 2.01                                Forms Generally.

The Notes shall be known and designated as “9.750% Senior Notes due 2017” of the Issuer. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuer. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Definitive Notes shall be printed, lithographed, typewritten or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officer of the Issuer executing such Notes, as evidenced by their execution of such Notes.

Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.11 hereof.

Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Following the expiration of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Upon the expiration of the Restricted Period, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                                Form of Trustee’s Certificate of Authentication.

The Trustee shall, upon receipt of an Issuer Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Issuer Orders, except as provided in Section 3.06 hereof.

The Trustee may appoint an Authenticating Agent acceptable to the Issuer to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Subject to Section 6.11, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB,
as Trustee
Dated:

By
Authorized Signatory

Section 2.03                                Restrictive Legends.

Except as permitted by Section 2.04 below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

Each Global Note shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.11 OF THE INDENTURE.

The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

Section 2.04                                Unrestricted Global Notes.

Any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of Section 3.11 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

ARTICLE 3

THE NOTES

Section 3.01                                Title and Terms.

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Sections 3.03 and 10.10 hereof, as part of the same series as the Notes.

The Notes shall be known and designated as the “9.750% Senior Notes due 2017” of the Issuer. The Stated Maturity of the Notes shall be May 15, 2017, and the Notes shall bear interest at the rate of 9.750% per annum from May 10, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on November 15, 2010 and semi-annually thereafter on May 15 and November 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on November 1 and May 1 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, interest and Additional Interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Holders shall have the right to require the Issuer to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to Section 10.15. The Notes shall be subject to repurchase pursuant to an offer to purchase as provided in Section 10.16.

The Notes shall be redeemable as provided in Article 11.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Issuer is irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

Section 3.02                                Denominations.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 3.03                                Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by any one Officer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes. Such Issuer Order shall identify the Notes to be authenticated, the date on which the original issue of the Notes is to be authenticated, the number of separate Note certificates, the principal amount of such Notes to be authenticated, the registered holder of each of the said Notes, and delivery instructions.

On the Issue Date, the Issuer shall deliver the Notes in the aggregate principal amount of $250,000,000 executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes. At any time and from time to time after the Issue Date, the Issuer may deliver Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article 10 hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes, and in such case, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Issuer that it may reasonably require in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Issuer or any Guarantor, pursuant to Article 8, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article 9, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 3.04                                Temporary Notes.

In the event Definitive Notes are to be issued pursuant to the terms of this Indenture, pending the preparation of Definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 3.05                                Registration, Paying Agent, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided and as Paying Agent. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder provided the Issuer shall notify the Trustee in writing of such occurrence. The Issuer shall notify the Trustee in writing of the name and address of any Agent not party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any Restricted Subsidiary may act as a Paying Agent or Registrar.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 3.03, 3.04, 9.06, 10.16, 10.17 or 11.08 not involving any transfer.

Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.06                                Mutilated, Destroyed, Lost and Stolen Notes.

If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to protect the Trustee, any Agent and the Issuer from any loss, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and each Guarantor and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07                                Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided, however, that, subject to Section 3.01 hereof, each installment of interest may at the Issuer’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)                                  The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                  The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.08                                Persons Deemed Owners.

Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 3.09                                Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder. All Notes so delivered shall be promptly cancelled by the Trustee. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. Certification of the destruction of all cancelled Notes shall upon the written request of the Issuer be delivered to the Issuer.

Section 3.10                                Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. All reference in this indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest, if any.

Section 3.11                                Book-Entry and Transfer Provisions.

(a)                                  Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)                                  the Depositary (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary;

(2)                                  the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to the expiration of the Restricted Period; or

(3)                                  there has occurred and is continuing a Default with respect to the Notes and the Issuer or a beneficial holder requests such exchange.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.04 and 3.06 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.11 or Sections 3.04 or 3.06 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.11(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.11(b) or (c) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuer, the Trustee, Paying Agent, nor any agent of the Issuer shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                  Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S

Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 3.11(b)(1).

(2)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.11(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either:

(A)                              both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                                both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to the expiration of the Restricted Period.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.11(g) hereof.

(3)                                  Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.11(b)(2) above and:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(4)                                  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.11(b)(2) above and the Note Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 3.11(b)(4), if the Note Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 3.11(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 3.11(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.11(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.11(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.11(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                  Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 3.11(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period.

(3)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Note Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 3.11(c)(3), if the Note Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)                                  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.11(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.11(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.11(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.11(c)(4) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              the Note Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Note Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.11(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.11(e), the Note Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.11(e).

(1)                                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              the Note Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Note Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order in accordance with Section 2.02 hereof or at the Note Registrar’s request.

(2)                                  No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.04, 9.06, 10.15 and 10.16 hereof).

(3)                                  The Note Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                  Neither the Note Registrar nor the Issuer will be required:

(A)                              to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 11.04 hereof and ending at the close of business on the day of such selection;

(B)                                to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                                to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)                                  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                  All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 3.11 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.

(10)                            Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.12                                CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP,” “ISIN” or other numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP,” “ISIN” or other numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

Section 3.13                                Issuance of Additional Notes.

The Issuer may, subject to Section 10.10 of this Indenture, issue from time to time additional Notes without notice to or consent of the Holders having identical terms and conditions to the Notes issued on the Issue Date (the “Additional Notes”). The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. With respect to any Additional Notes, the Issuer shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Issuer, copies of which shall be delivered to the Trustee, the following information:

(1)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                  the issue price, the issue date and the CUSIP number of such Additional Notes; and

(3)                                  whether such Additional Notes shall be issued in the form of Restricted Global Notes.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01                                Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Request be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)                                  either

(a)                                  all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b)                                 all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption pursuant to Section 11.05 or otherwise, or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any and accrued interest on the Stated Maturity or Redemption Date, as the case may be;

(2)                                  no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than an instrument to be terminated contemporaneously with or prior to the borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

(3)                                  the Issuer has paid or caused to be paid all sums payable by it under this Indenture;

(4)                                  the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5)                                  the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Issuer to any Authenticating Agent under Section 6.12 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02                                Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money or Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 4.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 5

REMEDIES

Section 5.01                                Events of Default.

“Event of Default,” wherever used herein, means one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2)                                  default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture;

(3)                                  failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes and issued under this Indenture to comply with any of its other agreements in this Indenture or the Notes;

(4)                                  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)                              such default either:

(i)                                     results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or

(ii)                                  relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B)                                the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $10.0 million or more at any one time outstanding;

(5)                                  failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)                                  any of the following events with respect to the Issuer or any Significant Subsidiary:

(A)                              the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

(i)                                     commences a voluntary case;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case;

(iii)                               consents to the appointment of a custodian of it or for any substantial part of its property;

(iv)                              takes any comparable action under any foreign laws relating to insolvency; or

(B)                                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii)                                  appoints a custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii)                               orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days; or

(7)                                  the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

Section 5.02                                Acceleration of Maturity; Rescission and Annulment.

If any Event of Default (other than of a type specified in Section 5.01(6) above) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the

Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and Additional Interest, if any, and any other monetary obligations on all the Outstanding Notes issued under this Indenture to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders).

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 5.01(6) above occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may, on behalf of all Holders of the Outstanding Notes, rescind and annul such declaration and its consequences except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 5.01(4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(x)                                   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(y)                                 the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z)                                   if the default that is the basis for such Event of Default has been cured.

Section 5.03                                Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if an Event of Default specified in Section 5.01(1) or 501(2) hereof occurs and is continuing, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including but without limitation, seeking recourse against any Guarantor.

Section 5.04                                Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                                     to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05                                Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.06                                Application of Money Collected.

Any money, property or proceeds thereof collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.07;

Second:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

Third:  The balance, if any, to the Issuer or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 5.07                                Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)                                  the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                  such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.08                                Unconditional Right of Holders To Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 11) and in such Note of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09                                Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10                                Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11                                Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12                                Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture,

(2)                                  subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)                                  the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Section 5.13           Waiver of Past Defaults.

Subject to Sections 5.02, 5.08 and 9.02, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.14           Waiver of Stay or Extension Laws.

Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

Section 6.01           Duties of the Trustee.

(a)           Except during the continuance of an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b)           In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Event of Default shall have been given to the Trustee by the Issuer, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)           this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02           Notice of Defaults.

Within ninety days after the earlier of receipt from the Issuer of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal, premium, if any, interest and Additional Interest, if any, on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03           Certain Rights of Trustee.

Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)           the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10)         the Trustee may request that the Issuer deliver an Officers’ Certificate substantially in the Form of Exhibit F hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(11)         in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 6.04           Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.  The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 6.05           May Hold Notes.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

Section 6.06           Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 6.07           Compensation and Reimbursement.

The Issuer agrees:

(1)           to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(3)           to indemnify the Trustee and its officers, directors, agents and employees and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder. The Issuer will defend the claim and the Trustee will cooperate in the defense. The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

Section 6.08           Corporate Trustee Required; Eligibility.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1), (2) and (5) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.09           Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b)           The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor

Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If at any time:

(1)           the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.10           Acceptance of Appointment by Successor.

(a)           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)           Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section 6.10.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11           Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.12           Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this

Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided, such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

By:
as Authenticating Agent

Dated:	By:
as Authorized Officer

Section 6.13           Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 7.01           Issuer To Furnish Trustee Names and Addresses.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 7.02           Disclosure of Names and Addresses of Holders.

Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 7.03           Reports by Trustee.

Within 60 days after April 15 of each year commencing with April 15, 2011, the Trustee shall transmit to the Holders of Notes (with a copy to the Issuer), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

ARTICLE 8

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

Section 8.01           Issuer May Consolidate, Etc., Only on Certain Terms.

(a)           The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)           the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Issuer”);

(2)           the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction no Default or Event of Default exists;

(4)           immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

(A)          the Successor Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 10.10, or

(B)           the Fixed Charge Coverage Ratio for the Successor Issuer and the Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(5)           if the Successor Issuer is not the Issuer, each Guarantor, unless it is the other party to the transactions described above, in which case Section 8.02(2) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(6)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture;

(b)           The Successor Issuer will succeed to, and be substituted for the Issuer under this Indenture and the Notes. Notwithstanding clauses (3) and (4) above,

(1)           the Issuer or any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor; and

(2)           the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Guarantor or the Issuer in another State of the United States so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

Section 8.02           Guarantors May Consolidate, Etc., Only on Certain Terms.

Subject to Section 12.09, each Guarantor will not, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)           such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2)           the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction no Default or Event of Default exists;

(4)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; and

(5)           the transaction is made in compliance with Section 10.16.

Subject to Section 12.09 hereof, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Section 8.03           Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein and/or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, and under the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01           Amendments or Supplements Without Consent of Holders.

Without the consent of any Holder, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee, or the Notes for any of the following purposes:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to comply with Article 8 hereof;

(4)           to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any such Holder;

(6)           to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(7)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 6.09 and 6.10;

(9)           to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)         to add or release a Guarantor under this Indenture in accordance with the terms of this Indenture;

(11)         to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended (as evidenced by an Officers’ Certificate of the Issuer delivered to the Trustee) to be a verbatim recitation of a provision of this Indenture, the Guarantees, or the Notes;

(12)         to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(13)         to make any changes with respect to the rights or obligations of the Trustee or other provisions relating to the Trustee that do not adversely affect the rights of any Holder in any material respect; or

(14)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of the Holders to transfer the Notes.

Section 9.02           Amendments, Supplements or Waivers with Consent of Holders.

With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2)           reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 10.15 and 10.16),

(3)           reduce the rate of or change the time for payment of interest on any Note,

(4)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders,

(5)           make any Note payable in money other than that stated in such Notes,

(6)           make any change in Section 5.13 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,

(7)           make any change in the amendment and waiver provisions set forth in Sections 9.01 and 9.02,

(8)           impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(9)           except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders, or

(10)         make any change to or modify the ranking of the Notes that would adversely affect the Holders.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

Section 9.03           Execution of Amendments, Supplements or Waivers.

In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit E hereto, and delivery of an Officers’ Certificate, except as provided in Section 8.02.

Section 9.04           Effect of Amendments, Supplements or Waivers.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05           Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06           Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.07           Notice of Supplemental Indentures.

Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, briefly setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

ARTICLE 10

COVENANTS

Section 10.01         Payment of Principal, Premium, if Any, and Interest.

The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on (and Additional Interest, if any) the Notes in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. New York City Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. The Issuer will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 10.02         Maintenance of Office or Agency.

The Issuer will maintain in the continental United States, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Continental United States for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03         Money for Notes Payments To Be Held in Trust.

If the Issuer or a Wholly-Owned Subsidiary of the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

The Issuer will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 10.04         Corporate Existence.

Subject to Article 8, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) and franchises of the Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries as a whole.

Section 10.05         Payment of Taxes and Other Claims.

The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP.

Section 10.06         Maintenance of Properties.

The Issuer will cause all properties owned by the Issuer or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any Restricted Subsidiary.

Section 10.07         Statement by Officers as to Default.

(a)           The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Issuer during such preceding quarter or the preceding fiscal year, as the case may be, has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 10.07(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           When any Default or Event of Default has occurred and is continuing under this Indenture or any other document, instrument or agreement representing Indebtedness of the Issuer or any Guarantor, the Issuer shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of any Officer becoming aware of the foregoing.

Section 10.08         Reports and Other Information.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuer will furnish to the Holders or cause the Trustee to furnish to the Holders (or file with the Commission for public availability), within the time periods specified in the Commission’s rules and regulations:

(1)           all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

Notwithstanding the foregoing, prior to the effectiveness of the exchange offer registration statement or a shelf registration statement contemplated by the Registration Rights Agreement, (i) such requirements, with regard to the applicable periods, shall be deemed satisfied by the filing with the Commission of an exchange offer registration statement or a shelf registration statement, and any amendments thereto, with such financial and other information that satisfies Regulation S-X of the Securities Act and the information requirements of this Section 10.08 within the time periods and in accordance with the other provisions of the Registration Rights Agreement, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, and (ii) such requirements with respect to quarterly and annual reports, with regard to the applicable periods, shall be deemed satisfied by furnishing to the Holders within 15 days of the date the Issuer would have been required to file annual and interim reports with the Commission, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum and excluding, for the avoidance of doubt, any Section 302 and Section 906 certification of the Sarbanes Oxley Act of 2002.

Except as provided above, all such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Issuer will file a copy of each of the reports referred to in clauses (1) and (2) above in this Section 10.08 with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports on its website within those time periods. The Issuer will at all times comply with TIA §314(a).

If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 10.08 with the Commission within the time periods specified above unless the Commission will not accept such a filing.  The Issuer will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs of this Section 10.08 on its website within the time periods that would apply if the Issuer were required to file those reports with the Commission.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs of this Section 10.08 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer. Notwithstanding the foregoing, (a) so long as Parent, or any direct or indirect parent holding company of the Issuer, is a Guarantor of the Notes, the reports, information and other documents required to be filed and provided as described hereunder may, at the Issuer’s option, be filed by and be those of Parent or such other direct or indirect parent holding company of the Issuer rather than the Issuer and (b) in the event that Parent or such other direct or indirect parent holding company of the Issuer conducts any business or holds any significant assets other than the capital stock of the Issuer at the time of filing and providing any such report, information or other document containing financial statements of Parent or such other direct or indirect parent holding company of the Issuer, Parent or such other direct or indirect parent holding company of the Issuer shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the Commission) with respect to the Issuer.

In addition, the Issuer and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the Commission the reports required by the preceding paragraphs of this Section 10.08, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 10.09         Limitation on Restricted Payments.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a)           dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b)           dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)           purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(3)           make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition and (y) Indebtedness of the Issuer to a Restricted Subsidiary or a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; or

(4)           make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)           no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)           immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional indebtedness under the provisions of the first paragraph of Section 10.10; and

(c)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1) and (7) of the next succeeding paragraph of this Section 10.09, but excluding all other Restricted Payments permitted by the next succeeding paragraph of this Section 10.09), is less than the sum of:

(1)           50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately prior to the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2)           100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Issuer after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (13)(b) of the second paragraph of Section 10.10) from the issue or sale of:

(A)          Equity Interests of the Issuer and, to the extent actually contributed to the Issuer, Equity Interests of any direct or indirect parent company, excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; or

(B)           debt securities or Disqualified Stock of the Issuer or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Issuer or its direct or indirect parents;

provided, however, that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or converted or exchanged debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock, (d) Excluded Contributions or (e) Designated Preferred Stock, plus

(3)           100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (13)(b) of the second paragraph of Section 10.10) (other than by a Restricted Subsidiary and other than any proceeds from Excluded Contributions and Designated Preferred Stock), plus

(4)           100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by the Issuer or a Restricted Subsidiary by means of:

(A)          the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries (other than by the Issuer or a

Restricted Subsidiary) and repayments of loans or advances, and any releases of guarantees, which constitute Restricted Investments by the Issuer and its Restricted Subsidiaries, in each case after the Issue Date; or

(B)           the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary in each case after the Issue Date; plus

(5)           if after the Issue Date an Unrestricted Subsidiary is designated as a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary as of the date of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1)           the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture and the redemption of any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees within 60 days after the date on which notice of such redemption was given, if at said date of the giving of such notice, such redemption would have complied with the provisions of this Indenture;

(2)           any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of, Equity Interests of the Issuer or of a direct or indirect parent company of the Issuer contributed to the capital of the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3)           the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with Section 10.10 so long as:

(a)           the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount, plus any accrued and unpaid interest of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium and any reasonable tender premiums, defeasance costs or other fees and expenses incurred in connection with the issuance of such new Indebtedness,

(b)           such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, acquired or retired,

(c)           such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, and

(d)           such new Indebtedness has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parents held by any future, present or former employee, officer, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parents (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) in any calendar year may not exceed the sum of (x) $2.0 million and (y) the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (4) in the immediately preceding calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(a)           the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parents, in each case to employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parents that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph of this Section 10.09, plus

(b)           the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date; less

(c)           the amount of any Restricted Payments previously made pursuant to clauses (a) and (b) of this clause (4);

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a) and (b) above in any calendar year; provided, further that cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiaries from employees, officers, directors or consultants of the Issuer, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Issuer or any direct or indirect parent company will not be deemed to constitute a Restricted Payment for purposes of this Section 10.09 or any other provisions of this Indenture;

(5)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any other Restricted Subsidiary issued in accordance with Section 10.10 to the extent such dividends are included in the definition of Fixed Charges;

(6)           repurchases of Equity Interests of the Issuer or any of its direct or indirect parents deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options to the extent necessary to pay applicable withholding taxes;

(7)           the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer from any such public offering, other than public offerings with respect to the Issuer’s or such direct or indirect parent company’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(8)           Restricted Payments that are made with Excluded Contributions;

(9)           other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (9) not to exceed $5.0 million;

(10)         the declaration and payment of dividends by the Issuer to, or the making of loans to, its direct or indirect parent in amounts required for either of their respective direct or indirect parents to pay:

(a)           franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)           federal, foreign, state and local income taxes of a consolidated or combined tax group of which the direct or indirect parent is the common parent (within 30 days of receipt of such proceeds from the Issuer), to the extent such income taxes are solely attributable to the income of the Issuer and the Restricted Subsidiaries and not directly payable by the Issuer or the Restricted Subsidiaries; provided, that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income taxes for such fiscal year were the Issuer and its Restricted Subsidiaries required to pay such taxes separately from any parent entity; provided, further, that, to the extent such proceeds from the Issuer are not used to pay such taxes within such 30-day period, such unused proceeds shall be promptly returned to the Issuer;

(c)           general corporate overhead expenses of any direct or indirect parent of the Issuer, to the extent such expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries;

(d)           fees, indemnities and expenses incurred in connection with the issuance and sale of the Notes and the use of proceeds therefrom as described in the Offering Memorandum or amounts payable to the Sponsor or its Affiliates pursuant to the Management Agreement to the extent permitted pursuant to clause (3) of the second paragraph of Section 10.12.

(e)           indemnification obligations of any direct or indirect parent of the Issuer owing to directors, officers, employees or other Affiliates of the Issuer under its charter or by-laws or pursuant to written agreements with such Person, or obligations in respect of director and officer insurance (including any premiums therefor);

(f)            customary salary, bonus, contributions to pension and 401(k) plans, deferred compensation and other benefits payable to directors, officers and employees of any direct of indirect parent of the Issuer to the extent such amounts are attributable to the ownership or operation of the Issuer and its Subsidiaries (other than pursuant to clause (4) above); and

(g)           any amounts required for any direct or indirect parent of the Issuer to pay reasonable fees and expenses, other than to Affiliates of the Issuer, related to any equity or debt offering of such parent (whether or not successful);

(11)         Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(12)         the purchase by the Issuer of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(13)         payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with Article 8.

(14)         the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness required pursuant to the provisions similar to those described under Sections 10.15 and 10.16, provided that there is a concurrent or prior Change of Control Offer or Asset Sale Offer, as applicable, and all Notes tendered by holders of the Notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15)         Restricted Payments in the manner described in the Offering Memorandum under “Use of Proceeds”; and

(16)         at any time prior to the date that is the second annual anniversary of the Issue Date, the declaration and payment of a dividend to the direct parent of the Issuer out of the net cash proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of unsecured debt securities of the Issuer after the date of this Indenture; provided, however that (i) at the time of such incurrence of such unsecured debt securities and after giving pro forma effect thereto, the Consolidated Annualized Leverage Ratio for the Issuer’s most recently ended two fiscal quarters for which internal financial statements are available immediately preceding the date on which such debt is incurred would have been no greater than 2.75 to 1.0 and (ii) the aggregate amount of Restricted Payments made pursuant to this clause (16) may not exceed $150.0 million;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (9), (14) and (16), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the time of issuance of the Notes, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary” in Section 1.01 of this Indenture.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this Section 10.09 or under clause (8) or (9) of the second paragraph of this Section 10.09, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 10.10         Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1)           the incurrence of Indebtedness of the Issuer or any of its Restricted Subsidiaries under Credit Facilities in an aggregate amount at any time outstanding not to exceed $42.5 million;

(2)           the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(3)           Existing Indebtedness (other than Indebtedness described in clauses (1) and (2) above);

(4)           Indebtedness (including Capitalized Lease Obligations) incurred, or Disqualified Stock and preferred stock issued, by the Issuer or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (x) $15.0 million and (y) 2.75% of Total Assets as of the date of such incurrence;

(5)           Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)           Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7)           Indebtedness of the Issuer to a Restricted Subsidiary; provided that, other than in the case of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Restricted Subsidiaries to finance working capital needs of the Restricted Subsidiaries, any such Indebtedness owing to a non-Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Equity Interests or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)           Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that, other than in the case of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Restricted Subsidiaries to finance working capital needs of the Restricted Subsidiaries, if a Guarantor owes such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor such Indebtedness is expressly subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that, in the case of Indebtedness to another Restricted Subsidiary, any subsequent issuance or transfer of any Equity Interests or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)           shares of preferred stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of preferred stock not permitted by this clause (9);

(10)         Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) incurred in the ordinary course of business;

(11)         Indebtedness and other obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, including, but not limited to, Indebtedness with respect to a guarantee, surety bond or other Contingent Obligation, in form and substance sufficient to satisfy the requirements set forth at 10 C.F.R. 30.35 or comparable state regulations, as applicable, the face amount of which shall be adjusted from time to time in accordance with applicable regulations to reflect adjustments to the decommissioning funding plan for any of the facilities of the Issuer or any of its Restricted Subsidiaries;

(12)         Indebtedness of any Guarantor in respect of such Guarantor’s Guarantee;

(13)         Indebtedness, Disqualified Stock and preferred stock of the Issuer or any of the Guarantors not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (13), including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (13), does not at any one time outstanding exceed the sum of (a) $15.0 million and (b) up to 100.0% of the net cash proceeds received by the Issuer since after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sale of Equity Interests to the Issuer or any of its Subsidiaries) to the extent that such net proceeds or cash have not been applied pursuant to clause (4) of the first paragraph of Section 10.09 or to make other Investments, payments or exchanges pursuant to the second paragraph of Section 10.09 or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(14)         (a) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer or another Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by the Issuer or such other Restricted Subsidiary is permitted under the terms of this Indenture;

provided, in each case, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(15)         the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred under the first paragraph of this Section 10.10, clauses (2), (3) and (13) above, this clause (15) and clauses (19) and (21) below, including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that:

(a)           such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced;

(b)           to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu in right of payment to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated or pari passu in right of payment to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and

(c)           such Refinancing Indebtedness shall not include

(x)            Indebtedness, Disqualified Stock or preferred stock of a non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer;

(y)           Indebtedness, Disqualified Stock or preferred stock of a non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor; or

(z)            Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

provided, further that subclause (a) of this clause (15) will not apply to any refunding or refinancing of Indebtedness under a Credit Facility that is secured by a Lien that is permitted to be incurred under this Indenture;

(16)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(17)         Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(18)         Indebtedness of the Issuer or any of its Restricted Subsidiaries (i) incurred in connection with the financing of insurance premiums or (ii) in the form of take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19)         Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding, pursuant to this clause (19), including all Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of (a) $15.0 million and (b) 10.0% of Total Assets of Foreign Subsidiaries as of the date of such incurrence;

(20)         Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary cash management activities of the Issuer and the Restricted Subsidiaries;

(21)         Indebtedness, Disqualified Stock or preferred stock of (x) the Issuer or a Guarantor incurred to finance an acquisition or assumed by the Issuer or any Guarantor in connection with any acquisition or (y) Persons that are acquired by the Issuer or any Guarantor or merged into the Issuer or a Guarantor in accordance with the terms of this Indenture; provided, that after giving effect to such acquisition or merger, either:

(a)           the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 10.10; or

(b)           the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger; and

(22)         cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts.

For purposes of determining compliance with this Section 10.10, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (22) above or is entitled to be incurred pursuant to the first paragraph of this Section 10.10, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness in any manner that complies with this Section 10.10 and the Issuer may divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs of this Section 10.10. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this Section 10.10.  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 10.10; provided, in each such case (other than with respect to the Notes), that the amount of such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s guarantee to the same extent as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuer or such Guarantor as the case may be.

Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured, and Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 10.11         Limitation on Liens.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless the Notes and related Guarantees, as applicable, are equally and ratably secured with the obligations so secured and, if such Lien secures subordinated Indebtedness, the Notes are secured by a Lien on the same assets which is senior to such Lien securing such subordinated Indebtedness to the same extent as the Notes are senior to such subordinated Indebtedness, in each case, until such time as such obligations are no longer secured by a Lien.

Section 10.12         Limitations on Transactions with Affiliates.

The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1.0 million, unless:

(a)           such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(b)           the Issuer delivers to the Trustee

(1)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the disinterested members of the Board of Directors approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 10.12; and

(2)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of

$20.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

The foregoing provisions will not apply to the following:

(1)           transactions between or among the Issuer and/or any of the Restricted Subsidiaries;

(2)           Restricted Payments permitted by the provisions of this Indenture described under Section 10.09 and Permitted Investments;

(3)           the payment of management, consulting, monitoring and advisory fees and related expenses to Sponsor and its Affiliates pursuant to the Management Agreement, as in effect on the Issue Date and the termination fees pursuant to the Management Agreement, or any amendment thereto so long as any such amendment is not materially adverse in the good faith judgment of the Issuer to the Holders, when taken as a whole;

(4)           the payment of reasonable and customary fees paid to, and indemnities (including the advancement of legal expenses) provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parents or any Restricted Subsidiary;

(5)           payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parents or any Restricted Subsidiary which are made in the ordinary course of business and approved by a majority of the Board of Directors of the Issuer in good faith;

(6)           any agreement (other than the Management Agreement) as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment, taken as a whole, is not materially less favorable to the Issuer and its Restricted Subsidiaries than the agreement in effect on the date of this Indenture (as determined by the Board of Directors of the Issuer in good faith));

(7)           the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement, taken as a whole, is not materially less favorable to the Issuer and its Restricted Subsidiaries than the agreement in effect on the date of this Indenture (as determined by the Board of Directors of the Issuer in good faith);

(8)           transactions with customers, clients, suppliers, purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of the Issuer in good faith);

(9)           the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Affiliate of the Issuer;

(10)         transactions or payments pursuant to any employee, officer or director compensation or benefit plans, employment agreements, severance agreement, indemnification agreements or any similar arrangements entered into in the ordinary course of business or approved in good faith by the Board of Directors of the Issuer;

(11)         transactions in the ordinary course of business with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Issuer or a Subsidiary of the Issuer holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to the Issuer or Subsidiary participating in such joint ventures than they are to other joint venture partners;

(12)         transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph of this Section 10.09;

(13)         investments by the Sponsor or any of its Related Parties in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such investors in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms;

(14)         any tax sharing agreement or arrangement and payments pursuant thereto among the Issuer, its direct or indirect parents and its Subsidiaries and any other Person with which the Issuer or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Issuer or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(15)         licenses of, or other grants of rights to use, intellectual property granted by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(16)         transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person.

Section 10.13         Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)           (1) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(2) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(b)           make loans or advances to the Issuer or any Restricted Subsidiary; or

(c)           sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)           contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to the Credit Agreement and its related documentation;

(2)           this Indenture and the Notes;

(3)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)           applicable law or any applicable rule, regulation or order;

(5)           any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)           contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(7)           secured Indebtedness otherwise permitted to be incurred pursuant to Section 10.10 and Section 10.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)           customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(10)         customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, entered into in the ordinary course of business;

(11)         any such encumbrance or restriction pursuant to an agreement governing Indebtedness incurred pursuant to clause (1) of the second paragraph of Section 10.10 which encumbrances or restrictions are, in the good faith judgment of the Issuer’s Board of Directors, no more restrictive, taken as a whole, than any such encumbrances or restrictions pursuant to the Credit Agreement on the Issue Date;

(12)         other Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 10.10 that impose restrictions solely on the Foreign Subsidiaries party thereto; and

(13)         any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 10.14         Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

If the Issuer or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Subsidiary that is a Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Wholly-Owned Subsidiary that is a Domestic Subsidiary will become a Guarantor and execute a supplemental indenture in accordance with this Indenture within 30 days of the date on which it was acquired or created.

The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer or any other Guarantor, unless such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary; provided, that if the Indebtedness being guaranteed is subordinated or pari passu with the Notes, then the Guarantee of such Indebtedness must be subordinated or pari passu, as applicable to the same extent as the Indebtedness guaranteed.

Section 10.15         Change of Control.

If a Change of Control occurs, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of DTC, with the following information:

(1)           that a Change of Control Offer is being made pursuant to this Section 10.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)           the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           any Note not properly tendered will remain outstanding and continue to accrue interest, if any;

(4)           unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5)           Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the Change of Control Offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

(7)           if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of Depositary, Euroclear and Clearstream, subject to its rules and regulations.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described under Section 11.01 unless and until there is a default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder the Change of Control Payment for each such Holder’s Notes, and the Trustee will promptly authenticate and deliver to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered by each such Holder, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Section 10.16         Asset Sales.

The Issuer will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(1)           the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(2)           except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

Within 365 days after the Issuer’s or a Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1)           to repay any Indebtedness of the Issuer or a Guarantor that is secured by a Lien, which Lien is permitted under this Indenture;

(2)           to repay any Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(3)           to make (a) an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets that are not classified as current assets under GAAP (including assets that replace the businesses, properties and assets that are the subject of such Asset Sale), and in the case of each of clauses (a), (b) and (c), that are used or useful in a Similar Business; or

(4)           to make one or more offers to the Holders (and, at the option of the Issuer, the holders of Other Pari Passu Obligations) to purchase Notes (and such Other Pari Passu Obligations) pursuant to and subject to the conditions contained in the following paragraph (each, an “Asset Sale Offer”) of this Section 10.16.

Any Net Proceeds from the Asset Sales that are not invested or applied as provided and within the time period set forth in the immediately preceding paragraph of this Section 10.16 will be deemed to constitute “Excess Proceeds.” In the case of clause (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that the Issuer, or such other Restricted Subsidiary, enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such binding commitment (an “Acceptable Commitment”); provided, further, that in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds will be deemed to be Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make one or more Asset Sale Offers to the Holders (and, at the option of the Issuer, the holders of Other Pari Passu Obligations) to purchase Notes (and such Other Pari Passu Obligations), pursuant to and subject to the conditions and procedures contained in this Indenture, in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Other Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Other Pari Passu Obligations will be purchased on a pro rata basis (with such adjustments as needed so that no Notes in unauthorized denominations are purchased in part) based on the accreted value or principal amount of the Notes or such Other Pari Passu Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

For purposes of this Section 10.16, the following are deemed to be cash or Cash Equivalents:

(1)           any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent internally available balance sheet or in the Notes thereto) of the Issuer or any Restricted Subsidiary constituting Other Pari Passu Obligations or indebtedness of a non-Guarantor that are assumed by the transferee (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases the Issuer and all Restricted Subsidiaries from further liability;

(2)           any securities received by the Issuer, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Issuer, Guarantor or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the later of the closing of such Asset Sale and the receipt of such securities; and

(3)           any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $10.0 million and (y) 2.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Pending the final application of any Net Proceeds pursuant to this Section 10.16, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 10.17         Waiver of Certain Covenants.

The Issuer and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in or Sections 10.05 through 10.07, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.18         Business Activities.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Similar Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

ARTICLE 11

REDEMPTION OF NOTES

Section 11.01         Right of Redemption.

(a)           Except as set forth below, the Notes are not redeemable at the Issuer’s option until May 15, 2014. From and after May 15, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2014	104.875%
2015	102.438%
2016 and thereafter	100.000%

(b)           In addition to the optional redemption of the Notes in accordance with the provisions of subclause (a) above, at any time prior to May 15, 2013, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net proceeds are contributed to the capital of the Issuer; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under this Indenture and any Additional Notes issued under this Indenture after the Issue Date (in each case excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(c)           At any time prior to May 15, 2014, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, with a copy to the Trustee, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest to, but not including, the Redemption Date, subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(d)           Notice of redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be.

Section 11.02         Applicability of Article.

Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 11.03         Election To Redeem; Notice to Trustee.

The election of the Issuer to redeem any Notes pursuant to Section 11.01 above shall be evidenced by an Issuer Order. In case of any redemption at the election of the Issuer, the Issuer shall, at least 30 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.04.

Section 11.04         Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes or such Other Pari Passu Obligations are to be redeemed at any time, selection of such Notes for redemption, will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis unless otherwise required by law or depository requirements; provided that no Notes of $2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by the Issuer by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of

Notes to be purchased or redeemed at such Holder’s registered address with a copy to the Trustee. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or Redemption Date, unless the Issuer defaults in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

Section 11.05         Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder whose Notes are to be redeemed. Except as set forth in Section 11.01(d), notices of redemption may not be conditional.

All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.07, if any,

(3)           if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4)           in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)           that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(6)           the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)           the name and address of the Paying Agent,

(8)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9)           the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes,

(10)         the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

(11)         any condition to such redemption.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph of this Section 11.05.

Section 11.06         Deposit of Redemption Price.

On or before 10:00 a.m. New York City time on the Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Notes which are to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.

Section 11.07         Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest to the Redemption Date) (except as provided in Section 11.01(e)), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 11.08         Notes Redeemed in Part.

Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE 12

GUARANTEES

Section 12.01         Guarantees.

Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 12.05 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (x) subject to this Article 12, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12.02         Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.03         Restricted Subsidiaries.

(a)           The Issuer shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 10.14 to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto in accordance with the provisions of Article 9 of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior unsecured basis.  Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 12.08, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 8.03 and Section 12.09.

Section 12.04         Ranking of Guarantee.

The Guarantee issued by any Guarantor shall be a senior unsecured obligation of such Guarantor. The Guarantees shall be: (a) pari passu in right of payment with any existing and future senior unsecured Indebtedness of the Guarantor, (b) senior in right of payment to any future Subordinated Indebtedness of such Guarantor, (c) structurally subordinated to all liabilities and preferred stock of any Subsidiaries of such Guarantor that are not Guarantors; and (d) effectively subordinated to the Guarantee of such Guarantor under any existing and future secured Indebtedness, including any Indebtedness under the Credit Agreement, to the extent of the value of the collateral owned by such Guarantor securing such Indebtedness.

Section 12.05         Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 12.05, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 12.06         Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the respective net assets of each Guarantor (including the Funding Guarantor) determined in accordance with GAAP for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor.

Section 12.07         Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 12.08         Reinstatement.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 12.09         Release of a Guarantor.

The Guarantee of any Guarantor other than Parent will be automatically and unconditionally released upon the occurrence of any of the following:

(1)           in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 10.16 hereof;

(2)           in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 10.16 hereof and the Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale or other disposition;

(3)           if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(4)           Concurrently with the discharge of the Notes under Section 4.01, the Legal Defeasance of the Notes under Section 13.02 hereof, or the Covenant Defeasance of the Notes under Section 13.03 hereof, the Guarantors shall be released from all their obligations under their Guarantees under this Article 12.

(5)           if such Guarantee was created pursuant to the provisions set forth in the second paragraph of Section 10.14, upon the release or discharge of the guarantee by such Guarantor of Indebtedness that resulted in the creation of such Guarantee, except a release or discharge by or as a result of payment under such guarantee.

Any direct or indirect parent of the Issuer may Guarantee the Notes on or after the Issue Date, but no value should be assigned to such Guarantee, and such Guarantor will not be subject to the covenants of this Indenture and such Guarantee may be released at any time, including the Guarantee by Parent. Upon the Issue Date, the Notes will be unconditionally guaranteed by Parent. Parent will not be subject to the covenants in this Indenture and no value should be assigned to such Guarantee. Further, the Issuer may, upon notice to the Trustee, automatically release and discharge the Guarantee of any Guarantor (including the Guarantee of Parent) that was not obligated to become a Guarantor pursuant to the terms of this Indenture.

Section 12.10         Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article 12.

ARTICLE 13

DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01         Issuer’s Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 13.

Section 13.02         Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.02, each of the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes (including the Guarantees), which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes, the Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, and Additional Interest, if any, on such Notes when such payments are due solely out of the trust described in Section 13.04, (B) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Issuer and the Guarantors in connection therewith and (D) this Article 13. Subject to compliance with this Article 13, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

Section 13.03         Covenant Defeasance.

Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.03, each of the Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 8.01, 8.02 and in Sections 10.05, 10.06, 10.07, 10.08 through 10.18 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes and Guarantees, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(3), 5.01(4), 5.01(5) and 5.01(7) and, with respect to only any Significant Subsidiary and not the Issuer, Section 5.01(6), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.04         Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

(1)           The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article 13 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest, and Additional Interest, if any, on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable); provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article 11 hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(2)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (such counsel to be reasonably acceptable to the Trustee) confirming that, subject to customary assumptions and exclusions,

(A)          the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)           since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (such counsel to be reasonably acceptable to the Trustee) confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith);

(6)           the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 13.05         Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Securities held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

Section 13.06         Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 13.05; provided, however, that if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Donald Kiepert
Name: Donald Kiepert
Title: President, Chief Executive Officer

LANTHEUS MI INTERMEDIATE, INC.

By:	/s/ Donald Kiepert
Name: Donald Kiepert
Title: President, Chief Executive Officer

LANTHEUS MI REAL ESTATE, LLC

By:	/s/ Donald Kiepert
Name: Donald Kiepert
Title: President, Chief Executive Officer

Lantheus Indenture

WILMINGTON TRUST FSB as Trustee

By:	/s/ Joseph P O’Donnell
Name: Joseph P O’Donnell
Title: Vice President

Lantheus Indenture

Guarantors

STATE OF
NAME OF COMPANY	INCORPORATION
Lantheus MI Intermediate, Inc.	Delaware
Lantheus MI Real Estate	Delaware

EXHIBIT A

LANTHEUS MEDICAL IMAGING, INC.

9.750% SENIOR NOTE DUE 2017

Certificate No.	CUSIP No.
U.S.$

LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (the “Issuer”), for value received, promises to pay to                     , or its registered assigns, the principal sum of                                Dollars ($                              ), on May 15, 2017 and interest thereon as hereinafter set forth.

Interest Rate:	9.750% per annum.
Interest Payment Dates:	May 15 and November 15 of each year Commencing , 20
Regular Record Dates:	May 1 and November 1 of each year

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

LANTHEUS MEDICAL IMAGING, INC.
a Delaware corporation

By:
Name:
Title:

Dated: , 20

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory

Dated: , 20

LANTHEUS MEDICAL IMAGING, INC.

9.750% SENIOR NOTE DUE 2017

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.

The Notes shall be known and designated as the “9.750% Senior Notes due 2017” of the Issuer. The Stated Maturity of the Notes shall be May 15, 2017, and the Notes shall bear interest at the rate of 9.750% per annum from                            ,           , or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on                            , 20        and semi-annually thereafter on May 15 and November 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on May 1 and November 1 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                            ,           ; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.

The Issuer will pay interest on the Notes (except defaulted interest) by the close of business on each May 15 and November 15 commencing                            ,            to the Persons who are Holders (as reflected in the Note Register at the close of business on May 1 and November 1 immediately preceding the Interest Payment Date), in each case, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest.

The principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that all payments of principal, premium, if any, interest and Additional Interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.             Paying Agent and Note Registrar.

Initially, the Trustee will act as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar without written notice to any Holder. The Issuer or any Restricted Subsidiary may act as Paying Agent or Note Registrar.

4.             Indenture; Limitations.

The Issuer issued the Notes under an Indenture dated as of May 10, 2010 (the “Indenture”), among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general senior unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5.             Optional Redemption.

(a)           Except as set forth below, the Notes are not redeemable at the Issuer’s option until May 15, 2014. From and after May 15, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2014	104.875%
2015	102.438%
2016 and thereafter	100.000%

(b)           In addition to the optional redemption of the Notes in accordance with the provisions of subclause (a) above, at any time prior to May 15, 2013, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a Redemption Price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net proceeds are contributed to the capital of the Issuer; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date (in each case excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(c)           At any time prior to May 15, 2014, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, with a copy to the Trustee, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

6.             Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.             Repurchase upon a Change in Control and Asset Sales.

(a)           If a Change of Control occurs, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales and the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make one or more Asset Sale Offers to the Holders (and, at the option of the Issuer, the holders of Other Pari Passu Obligations) to purchase Notes (and such Other Pari Passu Obligations), pursuant to and subject to the conditions and procedures contained in the Indenture, in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Other Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Other Pari Passu Obligations will be purchased on a pro rata basis (with such adjustments as needed so that no Notes in unauthorized denominations are purchased in part) based on the accreted value or principal amount of the Notes or such Other Pari Passu Obligations tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

8.             Notice of Redemption.

Notice of redemption shall be given in the manner provided for in the Indenture not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder whose Notes are to be redeemed.

9.             Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 11.04 of the Indenture and ending at the close of business on the day of such selection, (ii) selected for redemption (except the unredeemed portion of any Note being redeemed in part) and (iii) between a Record Date and the next succeeding Interest Payment Date.

10.           Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

11.           Unclaimed Money.

Subject to any applicable abandoned property law, if money for the payment of principal (premium, if any) or interest on any Note remains unclaimed for two years after such principal, premium or interest becomes due and payable, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.           Discharge and Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Issuer at any time shall be entitled to terminate its obligations under the Notes and the Indenture if the Issuer or any Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any and accrued interest on the Stated Maturity or Redemption Date, as the case may be.

13.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, any related Guarantee and the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

14.           Restrictive Covenants.

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock; (ii) Limitation on Restricted Payments; (iii) Limitation on Transactions with Affiliates; (iv) Limitation on Liens; (v) Change of Control; (vi) Asset Sales; (vii) Limitation on

Guarantees of Indebtedness by Restricted Subsidiaries; (viii) Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries; and (ix) Merger, Consolidation or Sale of all or Substantially all Assets.

15.           Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16.           Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuer or any of its Significant Subsidiaries occurs and is continuing, the Outstanding Notes will automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

17.           Guarantees.

The Issuer’s obligations under the Notes are fully, unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.

18.           Trustee Dealings with Issuer.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to the TIA, may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

19.           Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication by manual signature on the other side of this Note.

20.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

21.           GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Lantheus Medical Imaging, Inc., Inc., 331 Treble Cove Road, Building 600, North Billerica, Massachusetts 01862, Attention: General Counsel.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type assignee’s legal name, address and zip code and social security or tax ID number)

and irrevocably appoint                                                                                 to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii)                      20     , the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1)	☐	to the Issuer or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐

to an “institutional accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	☐	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
[NOTICE: To be executed by an executive officer of the qualified institutional buyer]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 10.15 or 10.16 of the Indenture, check the appropriate box below:

☐ Section 10.15             ☐ Section 10.16

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 10.15 or Section 10.16 of the Indenture, state the amount you elect to have purchased:

$

(multiple of $1, 000)

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature Guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

			Principal Amount	Signature of
	Amount of	Amount of	of this Global Note	authorized
	decrease in	increase in	following such	signatory of
	Principal Amount	Principal Amount	decrease (or	Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT A-1

[Form of Regulation S Temporary Global Note]

LANTHEUS MEDICAL IMAGING, INC.

9.750% SENIOR NOTE DUE 2017

Certificate No.	CUSIP No.
U.S.$

Lantheus Medical Imaging, Inc., a Delaware corporation (the “Issuer”), for value received, promises to pay to               , or its registered assigns, the principal sum of                      Dollars ($                                 ), on May 15, 2017 and interest thereon as hereinafter set forth.

Interest Rate:	9.750% per annum.
Interest Payment Dates:	May 15 and November 15 of each year Commencing , 20
Regular Record Dates:	May 1 and November 1 of each year

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

A1-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

LANTHEUS MEDICAL IMAGING, INC.,
a Delaware corporation

By:
Name:
Title:

Dated:                        , 20

A1-2

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory

Dated:                        , 20

A1-3

LANTHEUS MEDICAL IMAGING, INC.

9.750% SENIOR NOTE DUE 2017

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.11 OF THE INDENTURE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN

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ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

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LANTHEUS MEDICAL IMAGING, INC.

9.750% SENIOR NOTES DUE 2017

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            Interest.

The Notes shall be known and designated as the “9.750% Senior Notes due 2017” of the Issuer. The Stated Maturity of the Notes shall be May 15, 2017, and the Notes shall bear interest at the rate of 9.750% per annum from                        , 20      , or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on                        , 20       and semi-annually thereafter on May 15 and November 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on May 1 and November 1 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                          , 20      ; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

2.            Method of Payment.

The Issuer will pay interest on the Notes (except defaulted interest) by the close of business on each May 15 and November 15 commencing                           , 20       to the Persons who are Holders (as reflected in the Note Register at the close of business on May 1 and November 1 immediately preceding the Interest Payment Date), in each case, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest.

The principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that all payments of principal, premium, if any, interest and Additional Interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

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3.            Paying Agent and Note Registrar.

Initially, the Trustee will act as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar without written notice to any Holder. The Issuer or any Restricted Subsidiary may act as Paying Agent or Note Registrar.

4.            Indenture; Limitations.

The Issuer issued the Notes under an Indenture dated as of May 10, 2010 (the “Indenture”), among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general senior unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5.            Optional Redemption.

(a)           Except as set forth below, the Notes are not redeemable at the Issuer’s option until May 15, 2014. From and after May 15, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2014	104.875%
2015	102.438%
2016 and thereafter	100.000%

(b)           In addition to the optional redemption of the Notes in accordance with the provisions of subclause (a) above, at any time prior to May 15, 2013, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a Redemption Price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net proceeds are contributed to the capital of the Issuer; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date (in each case excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

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(c)           At any time prior to May 15, 2014, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, with a copy to the Trustee, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

6.            Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.            Repurchase upon a Change in Control and Asset Sales.

(a)           If a Change of Control occurs, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales and the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make one or more Asset Sale Offers to the Holders (and, at the option of the Issuer, the holders of Other Pari Passu Obligations) to purchase Notes (and such Other Pari Passu Obligations), pursuant to and subject to the conditions and procedures contained in the Indenture, in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Other Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Other Pari Passu Obligations will be purchased on a pro rata basis (with such adjustments as needed so that no Notes in unauthorized denominations are purchased in part) based on the accreted value or principal amount of the Notes or such Other Pari Passu Obligations tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

8.            Notice of Redemption.

Notice of redemption shall be given in the manner provided for in the Indenture not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder whose Notes are to be redeemed.

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9.            Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 11.04 of the Indenture and ending at the close of business on the day of such selection, (ii) selected for redemption (except the unredeemed portion of any Note being redeemed in part) and (iii) between a Record Date and the next succeeding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only after the termination of the 40-day distribution compliance period (as defined in Regulation S). Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

10.          Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

11.          Unclaimed Money.

Subject to any applicable abandoned property law, if money for the payment of principal (premium, if any) or interest on any Note remains unclaimed for two years after such principal, premium or interest becomes due and payable, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.          Discharge and Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Issuer at any time shall be entitled to terminate its obligations under the Notes and the Indenture if the Issuer or any Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any and accrued interest on the Stated Maturity or Redemption Date, as the case may be.

13.          Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, any related Guarantee and the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

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14.          Restrictive Covenants.

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock; (ii) Limitation on Restricted Payments; (iii) Limitation on Transactions with Affiliates; (iv) Limitation on Liens; (v) Change of Control; (vi) Asset Sales; (vii) Limitation on Guarantees of Indebtedness by Restricted Subsidiaries; (viii) Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries; and (ix) Merger, Consolidation or Sale of all or Substantially all Assets.

15.          Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

16.          Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuer or any of its Significant Subsidiaries occurs and is continuing, the Outstanding Notes will automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

17.          Guarantees.

The Issuer’s obligations under the Notes are fully, unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.

18.          Trustee Dealings with Issuer.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to the TIA, may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

19.          Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication by manual signature on the other side of this Note.

20.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

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21.           GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Lantheus Medical Imaging, Inc., 331 Treble Cove Road, Building 600, North Billerica, Massachusetts 01862, Attention: General Counsel.

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ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type assignee’s legal name, address and zip code and social security or tax ID number)

and irrevocably appoint                                                                                                          to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii)                      20    , the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1)	☐	to the Issuer or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐

to an “institutional accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	☐	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such

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transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
[NOTICE: To be executed by an executive officer of the qualified institutional buyer]

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 10.15 or 10.16 of the Indenture, check the appropriate box below:

☐ Section 10.15            ☐ Section 10.16

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 10.15 or Section 10.16 of the Indenture, state the amount you elect to have purchased:

$

(multiple of $1, 000)

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature Guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

			Principal Amount	Signature of
	Amount of	Amount of	of this Global Note	authorized
	decrease in	increase in	following such	signatory of
	Principal Amount	Principal Amount	decrease (or	Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian

*This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Lantheus Medical Imaging, Inc.

331 Treble Cove Road, Building 600

North Billerica, Massachusetts 01862

Wilmington Trust FSB

Corporate Capital Markets

246 Goose Lane, Suite 105

Guilford, CT 06437

Re: 9.750% Senior Notes due 2017

Reference is hereby made to the Indenture, dated as of May 10, 2010 (the “Indenture”), among Lantheus Medical Imaging, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                      (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     of such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                       ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                       ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.                                       ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert name of Transferor]

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                     ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP                     ), or

(iii)                               ☐ IAI Global Note (CUSIP                     )or

(iv)                              ☐ Unrestricted Global Note (CUSIP                     ); or

(b)                                 ☐ a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                      ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP                     ), or

(iii)                               ☐ IAI Global Note (CUSIP                     ); or

(b)                                 ☐ a Restricted Definitive Note;

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Lantheus Medical Imaging, Inc.

331 Treble Cove Road, Building 600

North Billerica, Massachusetts 01862

Wilmington Trust FSB

Corporate Capital Markets

246 Goose Lane, Suite 105

Guilford, CT 06437

Re: 9.750% Senior Notes due 2017

(CUSIP                   )

Reference is hereby made to the Indenture, dated as of May 10, 2010 (the “Indenture”), among Lantheus Medical Imaging, Inc. a Delaware corporation (the “Issuer”), the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        (the “Owner”) owns and proposes to exchange the Notes or interest in such Notes specified herein, in the principal amount of $                     in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States, Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert name of Transferor]

Dated:	Signed:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Lantheus Medical Imaging, Inc.

331 Treble Cove Road, Building 600

North Billerica, Massachusetts 01862

Wilmington Trust FSB

Corporate Capital Markets

246 Goose Lane, Suite 105

Guilford, CT 06437

Re: 9.750% Senior Notes due 2017

Reference is hereby made to the Indenture, dated as of May 10, 2010 (the “Indenture”), among Lantheus Medical Imaging, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     in aggregate principal amount of:

(a)                                  ☐ a beneficial interest in a Global Note, or

(b)                                 ☐ a Definitive Note,

we confirm that:

1.                                       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “institutional accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker- dealer) to you and to the Issuer a signed letter substantially in the form of this letter and if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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3.                                       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                       We are an “institutional accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “institutional accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert name of Transferor]

Dated:	Signed:
Name:
Title:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                            , 20       , among (the “Guaranteeing Subsidiary”), a subsidiary of Lantheus Medical Imaging, Inc., a Delaware corporation (or its permitted successor) (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 10, 2010, providing for the issuance of 9.750% Senior Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a)                                  The Guaranteeing Subsidiary hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

(b)                                 The Guaranteeing subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to and subject to the other conditions set forth in Article 12 of the Indenture of a senior basis.

3.                                       NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and

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releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

4.                                       NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.                                       COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                       EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                       THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                            , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

LANTHEUS MEDICAL IMAGING, INC.

By:
Name:
Title:

LANTHEUS MI INTERMEDIATE, INC.

By:
Name:
Title:

LANTHEUS MI REAL ESTATE, LLC

By:
Name:
Title:

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory

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EXHIBIT F

INCUMBENCY CERTIFICATE

The undersigned,                     , being the                      of                      (the “Company”), does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, WILMINGTON TRUST FSB, as Trustee under the Indenture dated as of May 10, 2010, by and between the Lantheus Medical Imaging, Inc. and WILMINGTON TRUST FSB.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the            day of                    , 20       .

By:
Name:
Title:

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